UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2008

Medarex, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-19312	22-2822175
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

707 State Road, Princeton, N.J.	08540-1437
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (609) 430-2880

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 31, 2008, the Compensation and Organization Committee (the “Compensation Committee”) of the Board of Directors of Medarex, Inc. approved the following discretionary bonuses for 2007 performance to the following named executive officers:  Howard H. Pien, President and Chief Executive Officer, $413,250; Christian S. Schade, Senior Vice President and Chief Financial Officer, $328,000; Nils Lonberg, Ph.D., Senior Vice President and Scientific Director, $208,000; Geoffrey M. Nichol, M.B.Ch.B., M.B.A., Senior Vice President, Product Development, $191,000; and W. Bradford Middlekauff, Senior Vice President, Strategic Planning, $96,000.

In addition, the Compensation Committee approved the following equity grants under the 2005 Equity Incentive Plan, such grants to occur on the third trading day following the filing of Medarex’s Annual Report on Form 10-K with the Securities and Exchange Commission (the “Grant Date”): Mr. Pien, 270,000 stock options and 90,000 restricted stock units; Mr. Schade, 135,000 options and 45,000 restricted stock units; Dr. Lonberg, 129,000 stock options and 43,000 restricted stock units; Dr. Nichol, 120,000 stock options and 40,000 restricted stock units.  The stock options will have a ten-year term, with 25% vesting on each anniversary of the Grant Date.  The exercise price will be the average of the high and low prices of Medarex’s common stock on the Grant Date.  The restricted stock units will vest over four years.

The Compensation Committee also approved modest cost-of-living salary increases, to be effective January 1, 2008, for Mr. Schade and Drs. Lonberg and Nichol.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDAREX, INC.

Date: February 6, 2008	/s/	CHRISTIAN S. SCHADE
Christian S. Schade
Senior Vice President and Chief Financial
Officer